Exhibit 5.1

June 26, 2014

Silvercrest Asset Management Group Inc.

1330 Avenue of the Americas, 38th Floor

New York, NY 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Silvercrest Asset Management Group Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of up to 6,720,443 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”) that may be sold or delivered by the parties listed, or to be listed, as selling stockholders in the Registration Statement (the “Selling Stockholders”), of which 2,014,984 Shares (the “Existing Shares”) are currently held by the Selling Stockholders and 4,705,449 (the “Exchanged Shares”) are issuable by the Company upon the exchange of Class B Units of Silvercrest L.P. (the “Class B Units”), a Delaware limited partnership (the “Partnership”), pursuant to the Exchange Agreement, dated June 26, 2013, by and among the Company, the Partnership, and the Class B Partners thereto (the “Exchange Agreement”). The Existing Shares may be sold or delivered, and the Exchanged Shares, after they have been issued in exchange for Class B Units in accordance with the Exchange Agreement, may be sold or delivered, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, and pursuant to Rule 415 under the Act.

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. As such counsel, we have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

We have also assumed that, at or prior to the time of the issuance and delivery of any Exchanged Shares, that there will not have occurred any change in law, change in the Exchange Agreement or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Silvercrest Asset Management Group Inc.

June 26, 2014

Page Two

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Existing Shares are validly issued, fully paid and nonassessable, and the Exchanged Shares, when issued in exchange for Class B Units in accordance with the Exchange Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

BINGHAM MCCUTCHEN LLP